Exhibit 107

Calculation of Filing Fee Tables

Form S-8
(Form Type)
Aquestive Therapeutics, Inc..
(Exact name of registrant as specified in its charter)

Table 1 – Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.001 per share	Other	2,193,109 shares (1	$0.98(2)	$2,149,246.82	$110.20 per $1,000,000	$236.85
Total Offering Amounts					$2,149,246.82		$236.85
Total Fee Offsets							--
Net Fee Due							$236.85

1.The number of shares of common stock, par value $0.001 per share (the “Common Stock”), of Aquestive Therapeutics, Inc., a Delaware corporation (the “Registrant”), available for issuance under the Aquestive Therapeutics, Inc. 2018 Equity Incentive Plan (the “2018 Plan”) is subject to an automatic annual increase on the first day of each fiscal year prior to the termination of the 2018 Plan, with such annual increase equal to (i) 4.0% of the number of shares of Common Stock outstanding on December 31st of the immediately preceding calendar year or (ii) such lesser amount determined by the Board of Directors of the Registrant (the “Board”) in its discretion (the “Evergreen Provision”). Pursuant to the Evergreen Provision, the number of shares of Common Stock available for issuance under the 2018 Plan was automatically increased by 2,193,109 shares effective January 1, 2023, which is 4.0% of the total number of shares of Common Stock outstanding as of December 31, 2022. This registration statement (this “Registration Statement”) registers these 2,193,109 additional shares of Common Stock for issuance under the 2018 Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional shares of Common Stock as may be issued in the event of a stock dividend, stock split, recapitalization or other similar transaction.

2.Shares of Common Stock newly reserved under the 2018 Plan. Pursuant to Rules 457(c) and 457(h) under the Securities Act, the proposed maximum offering price per share was calculated on the basis of the average of the high and low prices per share of the Common Stock as reported on the Nasdaq Global Market on January 13, 2023.
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